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                                                                   EXHIBIT 10-q





                            AMSOUTH  BANCORPORATION
                           SUPPLEMENTAL THRIFT PLAN

                          (EFFECTIVE JANUARY 1, 1995)
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ARTICLE I. THE PLAN


1.1 ESTABLISHMENT OF THE PLAN

AmSouth Bancorporation (the "Company") established the AmSouth Bancorporation Supplemental Thrift Plan for eligible employees of the Company and participating Affiliates, effective as of January 1, 1995. This plan shall be known as the AmSouth Bancorporation Supplemental Thrift Plan (the "Plan").

1.2 PURPOSE OF THE PLAN

The Plan is intended to restore benefits that are cut back as a result of certain legal limits that apply to the AmSouth Bancorporation Thrift Plan.

The group of eligible employees shall be limited to a "select group of management or highly compensated employees" within the meaning of ERISA Section 201(2).

Benefits provided under this Plan shall be paid solely from the general assets of the Company and participating Affiliates. This Plan, therefore, is exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA.

1.3 APPLICABILITY OF THE PLAN

This Plan applies only to eligible Employees who are in the active employ of the Company or a participating Affiliate on or after January 1, 1995.
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ARTICLE II. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural.

2.1 ACCOUNT

Account means the bookkeeping account for each Participant that represents the Participant's total interest under the Plan. A Participant's Account consists of the following subaccounts:

(a) Salary Reduction Contributions Account means the portion of the Participant's Account attributable to salary reduction contributions made on the Participant's behalf under Section 4.1, including any gains and losses credited on such contributions under Section 5.2.

(b) Matching Contributions Account means the portion of the Participant's Account attributable to matching contributions made by the Employer on the Participant's behalf under Section 4.2 including any gains and losses credited on such contributions under Section 5.2.


2.2 AFFILIATE
Affiliate means--

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(a)  AmSouth Bancorporation, and

(b) any other entity which, along with the Company, is a member of a controlled group of employers under Code Section 414(b), (c), (m), or (o).


2.3 BENEFICIARY
A Participant's Beneficiary under this Plan shall be the same person or entity designated as the Participant's beneficiary under the Thrift Plan.



2.4  BOARD
Board means the Company's Board of Directors.


2.5 CODE
Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that Code section.


2.6 COMPANY
Company means AmSouth Bancorporation or any successor thereto.


2.7 COMPENSATION
Compensation for any Plan Year means a participant's "Compensation" as defined under the Thrift Plan, without regard to any limits on such Compensation imposed by Code section 401(a)(17).

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2.8 EMPLOYEE
Employee means any person who is employed by the Company or an Affiliate.


2.9 EMPLOYER
Employer means the Company and each Affiliate which has adopted this Plan for its eligible Employees.


2.10 ERISA
ERISA means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.


2.11 PARTICIPANT
Participant means an Employee of an Employer who has met, and continues to meet, the eligibility requirements of Section 3.1.


2.12 PLAN

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Plan means the AmSouth Bancorporation Supplemental Thrift Plan, as amended from time to time.


2.13 PLAN ADMINISTRATOR
Plan Administrator means the Corporate Human Resources Division of AmSouth Bank of Alabama.


2.14 PLAN YEAR
Plan Year means the calendar year.


2.15 REVIEW BOARD
The Review Board under this Plan shall be the same group of individuals who comprise the Review Board under the Thrift Plan.

2.16 THRIFT PLAN
Thrift Plan means the AmSouth Bancorporation Thrift Plan, which is a defined contribution profit sharing plan with a cash or deferred arrangement qualified under Code Sections 401(a), (k) and (m) as amended from time to time.

2.17 TERMINATION OF SERVICE
Termination of Service means an Employee's death or resignation, discharge, or retirement from the Company and its Affiliates.


2.18 VALUATION DATE
Valuation Date means the last day of each calendar quarter and any other date that the Plan Administrator selects in its sole discretion for the revaluation and adjustment of Accounts.

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ARTICLE III. PARTICIPATION

3.1 ELIGIBILITY
(a) Any Employee who is eligible to participate in the Thrift Plan and whose annual base salary including amounts not currently includible in gross income under Code sections 125, 401(k) or 402(a)(8) but excluding special pay, bonuses or other incentive pay, reimbursement for expenses, special supplements for automobile or club dues and the Prior Profit Sharing Plan Bonus ("Base Salary") as of January 1, 1995 is equal to or greater than $150,000 shall be a Participant in this Plan as of January 1, 1995.

(b) Any other Employee who satisfies the criteria in both (i), and (ii) below shall be a Participant in this Plan on the date on which the last of the following occurs: (i) the date such person becomes eligible to participate in the Thrift Plan, or (ii) the first day of the month immediately following the date such person's annual Base Salary equals or exceeds $150,000.

(c) Any other Employee shall be a Participant on the first day of the month immediately following the date he or she is designated in writing as a Participant in this Plan by the Chief Executive Officer of the Company or his designee.

However, no Employee shall become a Participant unless the Employee is a member of a "select group of management or highly compensated employees" within the meaning of ERISA Section 201(2).

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3.2 DURATION
An Employee who becomes a Participant under section 3.1 shall remain an active Participant until -- his or her Termination of Service. No contributions shall be credited to the Account of an individual after his active participation has been terminated. However, such individual shall continue to be a Participant for all other purposes until all benefits to which he or she is entitled to receive under this Plan have been paid.


ARTICLE IV BENEFITS

4.1 SALARY REDUCTION CONTRIBUTIONS
(a)  Salary Reduction Agreement.  Each Participant in this Plan may execute a
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   supplemental salary reduction agreement on a form prescribed by the Plan
   Administrator. On this form the Participant may elect to reduce his or her Compensation for the Plan Year by a whole percentage that does not exceed ten percent (10%). The supplemental salary reduction agreement shall be executed prior to the first day of the Plan Year for which it is to be effective or, in the case of a Participant who first becomes eligible to

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   participate in the Plan during the Plan Year, the supplemental salary reduction agreement shall be executed within 30 days of initial eligibility under this Plan effective for Compensation earned subsequent to the election. The supplemental salary reduction agreement for any Plan Year shall be irrevocable for such Plan Year. Moreover, an election for a Plan Year shall remain in full force and effect for all subsequent Plan Years unless modified or revoked by the Participant in writing to the Plan Administrator before the first day of the Plan Year for which such modification or revocation is to be effective. Notwithstanding the preceding sentence, a supplemental salary reduction agreement shall be revoked automatically once a Participant ceases to be an active Participant as set forth in Section 3.2 of this Plan.

(b)  Effectiveness of Salary Reduction Agreement.  A Participant's supplemental
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   salary reduction agreement shall take effect and amounts specified in the supplemental salary reduction agreement shall begin to be credited to such Participant's Salary Reduction Contributions Account at such time as the Participant has made the maximum pre-tax elective deferrals to the Thrift Plan allowed by Code Section 402 (g) or by the provisions of the Thrift Plan.

(c)  Allocation.  Salary reduction contributions shall be allocated to the
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   Participant's Salary Reduction Contributions Account as of the last day of each calendar quarter within the Plan Year.

4.2 EMPLOYER MATCHING CONTRIBUTIONS
(a)  Eligibility.  A Participant shall be credited with matching contributions
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   under this Plan for such Plan Year at such time as the Participant ceases to receive a matching contribution under Section 4.01 of the Thrift Plan

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   regardless of whether such Participant's supplemental salary reduction agreement has become effective as provided in Section 4.1 (b) above.

(b)  Amount. The amount of matching contributions credited to a Participant's
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   account under this Plan shall be equal to 50% of the sum of (i) and (ii)
   below:

              (i) the Participant's unmatched pre-tax elective deferrals made to the Thrift Plan pursuant to Section 4.02 of the Thrift Plan; and

          (ii) salary reduction contributions credited to the Participant's account under this Plan pursuant to the Participant's supplemental salary reduction agreement.

Provided, however, that (A) no matching contributions shall be made on salary reduction contributions or deferrals under (i) or (ii) above to the extent that such salary reduction contributions or deferrals (determined on a per payroll basis) exceed five percent (5%) of a Participant's Compensation; and (B) nothing in this Section 4.2 shall entitle a Participant to be credited with a matching contribution under this Plan for any salary reduction contribution or deferral made to the Thrift Plan prior to the time such Participant has received the maximum matching contributions to the Thrift Plan allowed under the terms of the Thrift Plan.

(c)  Allocations. Matching contributions shall be allocated to the Participant's
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   Matching Contributions Account as of the last day of each calendar quarter within the Plan Year.


4.3 FORFEITABILITY OF BENEFITS.

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Participants shall have a 100% vested and nonforfeitable right to the balance of their Account under this Plan at all times, subject, however, to the substantial risk of forfeiture set forth in Section 5.3.



ARTICLE V. ACCOUNTS;  FINANCING


5.1 PARTICIPANT ACCOUNTS
Each contribution credited to a Participant under Article IV shall be allocated to an individual bookkeeping Account maintained on behalf of that Participant by the Plan Administrator. Each Participant's Account shall be adjusted for earnings in the manner described in Section 5.2.





5.2 VALUATION OF PARTICIPANT ACCOUNTS
As of each Valuation Date, each Participant's Account shall be adjusted to reflect earnings as follows. An average of the Participant's Account (the "Average Account Balance") shall be obtained by dividing (a) the sum of (i) the Participant's Account as of the immediately preceding Valuation Date and (ii) the Participant's Account as of the immediately preceding Valuation Date plus all contributions since the immediately preceding Valuation Date, by (b) two. The Participant's Average Account Balance shall be multiplied by the Applicable Interest Rate, and this product shall be added to or subtracted from the Participant's Account. The Applicable Interest Rate shall be determined by calculating the percentage (either positive or negative) obtained by dividing the Participant's net earnings or losses of all funds in the Thrift Plan as of the Valuation Date by the

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Participant's average Thrift Plan balance. The Participant's average Thrift Plan balance shall be calculated by dividing (a) the sum of (i) the Participant's total balance in the Thrift Plan as of the Valuation Date and (ii) the Participant's total balance in the Thrift Plan as of the immediately preceding Valuation Date, by (b) two.


5.3 FINANCING
The benefits under this Plan shall be paid out of the general assets of the Employers. The benefits shall not be funded in advance of payment in any way. No Participant or Beneficiary shall have any interest in any specific asset of any Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of any Employer. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create a trust of any kind or a fiduciary relationship between an Employer and any Participant or Beneficiary or a right of continued employment for any Participant.



ARTICLE VI. DISTRIBUTIONS

6.1 TERMINATION OF SERVICE
Upon a Participant's Termination of Service, the Participant shall be entitled to the balance of his or her Account. This balance shall be paid to the Participant in a lump sum cash payment within 90 days of the Valuation Date immediately following the Participant's Termination of Service.


6.2 DEATH OF THE PARTICIPANT

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If the Participant dies before the distribution of his or her Account, the balance in the Account shall be distributed to the Participant's Beneficiary in a lump sum cash payment within 90 days of the Valuation Date immediately following the Participant's death.


6.3 NO IN-SERVICE WITHDRAWALS
A Participant may not receive a distribution from his or her Account before incurring a Termination of Service.



ARTICLE VII ADMINISTRATION


7.1 ADMINISTRATION
The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. The Plan Administrator shall have absolute and complete discretionary authority to interpret and administer the Plan and shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit. The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion. To the extent permitted by law, all finding of fact, determinations, interpretations, and decisions of the Plan


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Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan. The Plan Administrator may, in its sole and absolute discretion, delegate any of its powers and duties under this Plan to one or more individuals. In such a case, every reference in the Plan to the Plan Administrator shall be deemed to include such matters within their jurisdiction. The Plan Administrator shall have the right to consult with attorneys and other advisors regarding its duties under this Plan, which attorney and advisors may be employed by an Employer.


7.2 APPEALS FROM DENIAL OF CLAIMS
If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. This notice shall be in writing, within a reasonable period of time after receipt of the claim by the Plan Administrator. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant, and an additional 90 days will be considered reasonable.

This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(a)  the specific reasons for the denial;

(b)  specific reference to the Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an

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   explanation of why this material or information is necessary;

(d) an explanation that a full and fair review by the Review Board of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Secretary of the Review Board, within 60 days after the notice has been received, a written request for the review; and

(e) if this request is so filed, an explanation that the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection
   (d).

The Review Board's actions shall be in accordance with Section 2.06 of the Thrift Plan.



7.3 TAX WITHHOLDING
The Employer may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employer may reasonably estimate as necessary to cover any taxes for which it may be liable and that may be assessed with regard to the payment.


7.4 EXPENSES
All expenses incurred in the administration of the Plan shall be paid by the Employers.

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ARTICLE VIII. ADOPTION OF THE PLAN BY AFFILIATE; AMENDMENT AND TERMINATION OF
THE PLAN


8.1  ADOPTION OF THE PLAN BY AFFILIATE
All Affiliates of the Company are deemed to have adopted this Plan as of the later of (i) the effective date of this Plan as set forth in Section 1.1 or (ii) the date of such Affiliate's affiliation with the Company.

8.2  AMENDMENT AND TERMINATION
The Company hereby reserves the right to amend, modify or terminate the Plan at any time and for any reason by action of the Board or the Compensation Committee of the Board. However, no amendment or termination shall adversely affect the amount of benefits accrued by a Participant prior to the date of the amendment or termination.






ARTICLE IX. MISCELLANEOUS PROVISIONS



9.1 NONALIENATION
No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge,

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encumber, or charge shall be void. Benefits shall not be in any manner subject to the debts, contracts, liabilities, engagements, or torts of, or claims against, any Participant or Beneficiary, including claims of creditors, claims for alimony or support, and any other like or unlike claims.


9.2 DISTRIBUTION TO MINORS & INCOMPETENTS
In making any distribution to or for the benefit of any minor or incompetent person, the Plan Administrator, in its sole and absolute discretion, may, but need not, direct such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent. The receipt of such guardian, committee, relative or other person shall be a complete discharge to the Company and any Employer hereunder without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.


9.3 SEVERABILITY
If any provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.


9.4 APPLICABLE LAW
Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the state of Alabama.

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IN WITNESS WHEREOF, AmSouth Bancorporation, on behalf of itself and all participating Affiliates, has caused its authorized officers to execute this document on December 21, 1995 effective as of January 1, 1995.


                                               AMSOUTH BANCORPORATION



                                                By /s/ John W. Woods
                                                  ----------------------------
                                                Its Chairman & CEO
                                                   ---------------------------


ATTEST:

  /s/ William H. Caughran, Jr.
-------------------------------
Its Assistant Secretary
   ----------------------------




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